Exhibit 3.7

CERTIFICATE OF FORMATION

OF

ENVIVA ENERGY SERVICES, LLC

This Certificate of Formation (the “Certificate”) of Enviva Energy Services, LLC (the “Company”), dated October 23, 2015, has been duly executed, and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

1.     Name.  The name of the Company is Enviva Energy Services, LLC.

2.     Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

By:
	Name:	William H. Schmidt, Jr.
	Title:	Authorized Person